UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_____________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020

Allegiant Travel Company

(Exact name of registrant as specified in its charter)

Nevada		001-33166	20-4745737

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive			89144
Las Vegas,	Nevada

(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code:              (702) 851-7300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 193 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01             Other Events

On March 25, 2020, the U.S. Securities and Exchange Commission (the “SEC”) issued an order (the "SEC Order") under Section 36 (Release No. 34-88465) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder. The SEC Order provides conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (“COVID-19”) outbreak. The SEC Order provides that a registrant subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, if certain conditions are satisfied.

During the COVID-19 outbreak, Allegiant Travel Company (the “Company” or “we”) has taken steps to reduce the number of personnel physically present at our corporate headquarters and management attention has been focused on cash conservation efforts, transition plans to deal with the massively reduced demand for air service, pursuit of financing alternatives and personnel coordination stemming from these factors. Our board of directors has been meeting at least weekly to discuss the latest developments, financing alternatives and corporate strategy, leaving no time to address normal business such as completing the proxy statement for a June shareholder meeting or to address the compensation committee issues which would be discussed in the proxy statement. We currently plan to delay our annual shareholder meeting until August. As a result of these factors and in reliance on the SEC Order, we will file our proxy statement including the material that is to be incorporated into Part III of our Annual Report on Form 10-K within 45 days after the April 29, 2020 date when this information would have otherwise been due.
Below are risk factors regarding COVID-19 that our shareholders and potential investors should consider with respect to the impact of the COVID-19 pandemic on our business and results of operations.

The outbreak of a novel strain of coronavirus and fears of its spread have had and may continue to have a material adverse impact on our operations, the airline industry and the global economy.
In December 2019, a novel strain of coronavirus was reported in Wuhan, China. The World Health Organization declared COVID-19 a “pandemic” on March 11, 2020 and the U.S. government declared a national state of emergency on March 13, 2020. The U.S. government has implemented enhanced screenings, quarantine requirements and other travel restrictions in connection with the COVID-19 outbreak, including bans on foreign travelers arriving in the United States for specified periods or indefinitely. Most U.S. state governments have instituted similar measures, such as “shelter-in-place” requirements, and declared states of emergency.  Other governmental restrictions and regulations in the future in response to COVID-19 could include additional travel restrictions (including domestic travel within the United States), quarantines of additional populations (including our personnel), restrictions on our ability to access our facilities or aircraft or impose on us requirements to collect additional passenger data.  In addition, the U.S. government has strongly recommended “social distancing” measures, including avoiding gathering in groups of more than 10 people and avoiding discretionary travel. Most U.S. state governments have banned large gatherings. Many attractions in the leisure destinations we serve, such as Walt Disney World in Orlando, Florida and Las Vegas hotels, have temporarily closed, also impacting travel to these destinations.
Since the emergence of COVID-19, concerns in connection with the impact of the COVID-19 outbreak on the global economy triggered widespread volatility in financial markets in the United States and globally. In the medium to long term, if the spread of COVID-19 is prolonged, it could continue to adversely affect the economies and financial markets of the United States and across the world, resulting in a sustained economic downturn that could continue to negatively affect demand for both business and leisure air travel in the United States and globally and the financial condition of the aviation industry as a whole.  We rely on discretionary spending by individuals and households as most of our customers fly with us for leisure as opposed to business purposes.  As a result, decreases in discretionary spending due to an economic downturn could have a larger impact on us than some of our competitors.
Government restrictions and consumer fears relating to COVID-19 have impacted our flight loads and substantially reduced demand for new bookings.  With respect to our airline operations:

–	Capacity for March 2020 was down 12.3 percent from March 2019.

–	Revenue for March 2020 was approximately 36 percent lower than March 2019.

–	We expect capacity for April - May 2020 will be down 80 to 90 percent from the same period last year.

–	We are also reducing our schedule into the summer season.

–	We have received unprecedented cancellations, and bookings for future periods are well off prior periods.

–	We are continuously reevaluating our flight schedule in light of low demand for future bookings.

–	Losses will result from the pandemic and our return to profitability will be impacted by the duration of the national emergency and the pace of the recovery for the entire airline industry.

In response to decreased demand, we have taken a number of actions. In addition to the schedule reductions discussed above, we have suspended construction on Sunseeker Resort, temporarily closed our family entertainment centers, suspended payment of dividends and repurchases of our stock, reduced both our planned near-term capital expenditures and our discretionary spending, and instituted an immediate hiring freeze on all non-essential positions. Such actions, or other strategic actions that we may take in the future in response to COVID-19, may not be effective in offsetting decreased demand and the resulting decrease in cash flow and liquidity, which could result in a material adverse effect on our business, operating results and financial condition.
Further, while we have taken a number of human capital management actions, we may not be successful in negotiations with our employees on any furlough or other arrangements we may, in the future, seek to implement as flight schedules are meaningfully reduced, which could result in labor disruptions and increased labor costs. Labor costs constituted approximately 30% of our total operating costs in 2019, our largest expense line item. We have four employee groups (pilots, flight attendants, flight dispatchers and maintenance technicians) which have elected union representation. These groups represent approximately 57% of our employees. Union contracts with these, or other, work groups could put additional pressure on our labor costs. If we are unable to reach agreement on the terms of any arrangements relating to paid leave or time off or other measures, we could be subject to labor disruptions that have longer-term implications for our business, operating results and financial condition.
The full extent of the ongoing impact of COVID-19 on our longer-term operational and financial performance will depend on future developments, including the duration and spread of the outbreak and related travel advisories and restrictions, the impact of COVID-19 on overall near- and long-term demand for air travel and future governmental actions, all of which are highly uncertain and cannot be predicted with any degree of certainty and could lead to additional and/or longer restrictions and, in turn, would affect demand for travel. We currently expect that the reduction in demand will result in near-term losses and lower than expected cash flow from operations but we are unable at this time to quantify the decrease.  The continuation of reduced demand alone or coupled with cancellations of booked travel would have a material adverse effect on our business, operating results and financial condition.
The spread of COVID-19 and related responsive actions may adversely impact our financial condition, liquidity and cash flow.
The spread of COVID-19 and related government and private sector responsive actions, including actions we have taken to stem the spread of the virus, will adversely impact our financial condition, liquidity and cash flow in the near term. While we are focused on mitigating the impact to our balance sheet by, among other things, suspending dividends and share repurchases and suspending all non-essential capital expenditures and discretionary spending, a prolonged disruption due to the COVID-19 pandemic could have a longer-term material adverse effect on our financial condition, liquidity and cash flow.
We may need to seek significant amounts of additional liquidity in the short-term, including through the issuance of additional debt securities, equity securities and equity-linked securities, as well as through credit facilities. However, the terms of our existing debt agreements may not permit us to do so. We borrowed $450.0 million under a Credit and Guaranty Agreement (the “Term Loan”) in February 2019 and borrowed additional amounts in February 2020 to increase the principal balance to $545.5 million. The Term Loan contains covenants limiting our ability to, among other things, make certain types of restricted payments, including paying dividends, incur debt or liens, merge or consolidate with others, dispose of assets, enter into certain transactions with affiliates, engage in certain business activities or make certain investments. In addition, the Credit and Guaranty Agreement contains financial covenants, including requiring us, at the end of each calendar quarter, to maintain a maximum total leverage ratio of 5.00:1.00 and to maintain a minimum aggregate amount of liquidity of $300.0 million. We have pledged our assets to secure the Term Loan with the exceptions of aircraft and aircraft engines, the Sunseeker Resort and certain other exceptions. This will limit our ability to obtain debt secured by these pledged assets while the Term Loan is outstanding. The Credit and Guaranty Agreement contains various events of default (including failure to comply with the covenants under the Credit and Guaranty Agreement), and upon an event of default the lenders may, subject to various cure rights, require the immediate payment of all amounts outstanding under the Term Loan. As a result of these restrictive covenants, we may be limited in how we conduct business, and we may be unable to raise additional debt or equity financing.
In addition to the debt outstanding under our Term Loan, as of March 31, 2020, we had $597.4 million of total principal amount of debt under 16 different facilities as well as $173.4 million of indebtedness issued by entities that we consolidate, all of which is secured by either aircraft, properties or other assets.  We also have a senior secured revolving credit facility under which we are entitled to borrow up to $81.0 million, all of which has been drawn. Borrowings under our revolving credit facility are secured by a number of Airbus A320 series aircraft placed in the collateral pool.
As of March 31, 2020, 64 of our aircraft with a book value of $1.1 billion were pledged under one or more of our credit facilities and 27 of our aircraft with a book value of $362.8 million were unencumbered.  If we needed to raise liquidity at a time when most of our aircraft and other assets were pledged to secure other borrowings, it could adversely affect our ability to do so.  In light of current market conditions, we cannot be certain how potential lenders will value aircraft assets as collateral to secure potential loans or if they are willing to take aircraft assets as collateral at all. For instance, a significant number of airline bankruptcies could increase the supply of aircraft, which in turn could decrease aircraft asset values.
Moreover, on March 17, 2020, S&P Global Ratings downgraded our corporate issue rating and Moody’s Investors Service placed our ratings on downgrade review, in both cases due to reduced demand for air travel. Our ability to raise cost-effective capital is in part dependent on our credit ratings, and we cannot assure you that our credit ratings will be stable or improve. Such downgrade actions and potential future downgrade actions may negatively affect our ability to seek additional sources of liquidity on favorable terms, if at all.
Although our working capital has been sufficient to meet our obligations to date, our future liquidity could be severely impacted by the COVID-19 pandemic and the aforementioned negative effects on our ability to raise cost-effective capital, which could have a material adverse effect on our business, financial condition and results of operations.
Government aid packages could impose significant limitations on our corporate activities and may not be on terms favorable to us.
On April 20, 2020, we entered into a Payroll Support Program Agreement (the “PSPA”) with the U.S. Department of the Treasury (the “Treasury”) for the first installment of an award we are to receive under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The total amount expected to be allocated to us under the Payroll Support Program established under the CARES Act is approximately $171.9 million. Under the PSPA, we have received a grant of $86.0 million and the proceeds must be used exclusively for wages, salaries and benefits.
In connection with the PSPA, we will be required to comply with the relevant provisions of the CARES Act, including those prohibiting the repurchase of common stock and the payment of common stock dividends until September 30, 2021, as well as those restricting the payment of certain executive compensation for periods through March 24, 2022. Such restrictions and terms could adversely impact our business and operations.
We have also submitted an application to the Loan Program under the CARES Act in the principal amount of approximately $276 million and expect these funds to be available through September 30, 2020 subject to reaching mutually agreeable terms with Treasury. However, no assurance can be given that any such agreement will ever be reached. If an agreement is reached, we will be required to comply with the relevant provisions of the CARES Act as listed above, which could adversely impact our business and operations. Under the CARES Act, these restrictions will apply until one year after the loan is repaid.
Cautionary Note About Forward-looking Statements

Forward-Looking Statements: Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this Report that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements may include, among others, anticipated airline operations, cost saving measures, future expenditures, our ability to access additional funds from the Treasury, and other statements or comments about our future performance or strategic plans.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate," “project”, “hope”  or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports and registration statements filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, those discussed above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2020	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Gregory Anderson
	Name:	Gregory Anderson
	Title:	Chief Financial Officer

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